Exhibit (2)(k)(2)(a)

POWER OF ATTORNEY

The undersigned officers and Directors of Enhanced S&P 500® GEAREDSM Fund Inc. and Global Currency Strategy Income Fund Inc. (the “Funds”) (as each such Fund may be renamed from time to time), hereby authorize Mitchell M. Cox, Donald C. Burke, and Andrew J. Donohue or any of them, as attorney-in-fact, to sign on his behalf, in the capacities indicated, any Registration Statement or amendment thereto (including any pre-effective or post-effective amendments) for each of the Funds or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 20th day of Sept. 2005.

/S/ ALAN BATKIN	/S/ WILLIAM RAINER
Alan Batkin, Director	William Rainer, Director

/S/ PAUL GLASSERMAN	/S/ ANDREW J. DONOHUE
Paul Glasserman, Director	Andrew J. Donohue, Director

/S/ STEVEN W. KOHLHAGEN	/S/ MITCHELL M. COX
Steven W. Kohlhagen, Director	Mitchell M. Cox, President

/S/ DONALD C. BURKE
Donald C. Burke, Vice President, Treasurer and Secretary